Exhibit 99.10

           (Text of graph posted to Ashland Inc.'s website concerning
                APAC's Rolling 12 month contract awards)

                     2000        2001         2002        2003      2004
                    -----       -----        -----       -----     -----

January             1,241       2,081        2,009       1,806     1,763
February            1,309       2,188        1,886       1,870     1,785
March               1,422       2,111        1,921       1,757     1,893
April               1,589       1,973        1,934       1,746     1,924
May                 1,693       2,114        1,698       1,781     1,917
June                1,718       2,076        1,807       1,709     1,892
July                1,852       1,958        1,874       1,710     1,780
August              1,861       1,997        1,876       1,745     1,781
September           1,901       2,029        1,771       1,764     1,806
October             1,977       1,971        1,814       1,748     1,828
November            2,022       1,978        1,817       1,712
December            2,063       2,008        1,784       1,753